As filed with the Securities and Exchange Commission on May 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERANT BANCORP INC.

(Exact name of registrant as specified in its charter)

Florida	6021	65-0032379
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANT LISTED ON FOLLOWING PAGE

220 Alhambra Circle

Coral Gables, Florida 33134

(305) 460-4038

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ivan Trujillo

Executive Vice President, Chief Legal Officer and Corporate Secretary

Amerant Bancorp Inc.

220 Alhambra Circle

Coral Gables, Florida 33134

(786) 999-1433

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James J. Barresi, Esq.

Squire Patton Boggs (US) LLP

201 E. Fourth Street, Suite 1900

Cincinnati, OH 45202

(513) 361-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter (1)(2)	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Amerant Florida Bancorp Inc.	Florida	80-0297916

(1)	The Primary Standard Industrial Classification Code Number for the subsidiary guarantor registrant is 6021.
(2)	The subsidiary guarantor registrant has the following principal executive office:

c/o Amerant Florida Bancorp Inc.

220 Alhambra Circle, 12th Floor

Coral Gables, Florida 33134

(305) 460-4038

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 4, 2022

PROSPECTUS

AMERANT BANCORP INC.

Offer to exchange

Up to $30,000,000 aggregate principal amount of

4.25% Fixed-to-Floating Rate Subordinated Notes due 2032

that have been registered under the Securities Act of 1933

for any and all outstanding unregistered

4.25% Fixed-to-Floating Rate Subordinated Notes due 2032

Amerant Bancorp Inc. hereby offers, upon the terms and subject to the conditions set forth in this prospectus, to exchange any and all of its outstanding unregistered 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Old Notes“) for an equal principal amount of its registered 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “New Notes“). The terms of the New Notes are substantially identical to the terms of the Old Notes, except that the New Notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the Old Notes. We are offering the New Notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the Old Notes.

Material Terms of the Exchange Offer:

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2022, unless extended (the “expiration time”).

•

Upon consummation of the exchange offer, all Old Notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of the New Notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

•	You may withdraw tenders of Old Notes at any time prior to the expiration time.

•	The exchange offer is subject to certain customary conditions described in this prospectus, but is not conditioned upon the tender of any minimum principal amount of Old Notes.

•	The exchange of your Old Notes for New Notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer, and we will pay all expenses of the exchange offer.

•

The New Notes will be a new issue of securities for which no public market currently exists. We do not intend to list the New Notes on any national securities exchange or seek their quotation on any automated quotation system.

•	See “The Exchange Offer” appearing elsewhere in this prospectus for information on how to exchange your Old Notes for New Notes.

•

Each series of the New Notes will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by Amerant Florida Bancorp Inc., a wholly owned subsidiary of the Company (the “guarantor”). If we do not make payments on the Notes, the guarantor must make them instead.

•

Each broker-dealer that receives New Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for the one-year period following the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

For a description of risks that you should consider in determining whether to participate in the exchange offer, see “Risk Factors” beginning on page 10 of this prospectus as well as the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the other reports filed by us with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense. These securities are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                     , 2022.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information or represent anything about us, our financial results or this offering that is not contained or incorporated by reference in this prospectus. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state or other jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate on any date other than the date set forth on the front of this prospectus or the date of the document incorporated by reference, even though this prospectus may be delivered or securities may be sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. In order to ensure timely delivery of this information, you must request the information no later than five business days before the date on which the exchange offer expires. Therefore, you must request the information on or before                     , 2022. You may make such a request by contacting us at:

Amerant Bancorp Inc.

220 Alhambra Circle

Coral Gables, Florida 33134

Attention: Ivan Trujillo

(305) 460-8728

i

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and condition, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, achievements, or financial condition of the Company to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. These forward-looking statements should be read together with the “Risk Factors” included in this prospectus and our other reports filed with the Securities and Exchange Commission (the “SEC”).

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “seek,” “should,” “indicate,” “would,” “believe,” “contemplate,” “consider”, “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	Our profitability is subject to interest rate risk;

•	We may be adversely affected by the transition of LIBOR as a reference rate;

•	Our concentration of CRE loans could result in increased loan losses, and adversely affect our business, earnings, and financial condition;

•	Many of our loans are to commercial borrowers, which have unique risks compared to other types of loans;

•	Our allowance for loan losses may prove inadequate or we may be negatively affected by credit risk exposures;

•	The collateral securing our loans may not be sufficient to protect us from a partial or complete loss if we are required to foreclose;

•	Liquidity risks could affect our operations and jeopardize our financial condition and certain funding sources could increase our interest rate expense;

•

Our valuation of securities and investments and the determination of the impairment amounts taken on our investments are subjective and, if changed, could materially adversely affect our results of operations or financial condition;

•	Our strategic plan and growth strategy may not be achieved as quickly or as fully as we seek;

•	Nonperforming and similar assets take significant time to resolve and may adversely affect our results of operations and financial condition;

•	We may be contractually obligated to repurchase mortgage loans we sold to third parties on terms unfavorable to us;

•	Mortgage Servicing Rights, or MSRs, requirements may change and require us to incur additional costs and risks;

•	We could be required to write down our goodwill and other intangible assets;

•	We may incur losses due to minority investments in fintech and specialty finance companies;

•	We are subject to risks associated with sub-leasing portions of our corporate headquarters building;

•	Our success depends on our ability to compete effectively in highly competitive markets;

•	Defaults by or deteriorating asset quality of other financial institutions could adversely affect us;

•	Conditions in Venezuela could adversely affect our operations;

•

The COVID-19 pandemic and actions taken by governmental authorities to mitigate its spread have significantly impacted economic conditions, and a future outbreak of COVID-19 or another highly contagious disease, could adversely affect our business activities, results of operations and financial condition;

•	Potential gaps in our risk management policies and internal audit procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business;

•	We may determine that our internal controls and disclosure controls could have deficiencies or weaknesses.

•

Technological changes affect our business including potentially impacting the revenue stream of traditional products and services, and we may have fewer resources than many competitors to invest in technological improvements;

•	Our information systems may experience interruptions and security breaches, and are exposed to cybersecurity threats;

•

Many of our major systems depend on and are operated by third-party vendors, and any systems failures or interruptions could adversely affect our operations and the services we provide to our customers;

•

Any failure to protect the confidentiality of customer information could adversely affect our reputation and subject us to financial sanctions and other costs that could have a material adverse effect on our business, financial condition and results of operations;

•	Future acquisitions and expansion activities may disrupt our business, dilute shareholder value and adversely affect our operating results;

•	We may not be able to generate sufficient cash to service all of our debt, including the Senior Notes and the Subordinated Notes;

•

We and Amerant Florida Bancorp Inc., the subsidiary guarantor, are each a holding company with limited operations and depend on our subsidiaries for the funds required to make payments of principal and interest on the Senior Notes and the Subordinated Notes;

•	We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Senior Notes and the Subordinated Notes;

•	Our business may be adversely affected by economic conditions in general and by conditions in the financial markets;

•	We are subject to extensive regulation that could limit or restrict our activities and adversely affect our earnings;

•	Litigation and regulatory investigations are increasingly common in our businesses and may result in significant financial losses and/or harm to our reputation;

•

We are subject to capital adequacy and liquidity standards, and if we fail to meet these standards, whether due to losses, growth opportunities or an inability to raise additional capital or otherwise, our financial condition and results of operations would be adversely affected;

•	We will be subject to heightened regulatory requirements if our total assets grow in excess of $10 billion.

•	The Federal Reserve may require us to commit capital resources to support the Bank;

•	We may face higher risks of noncompliance with the Bank Secrecy Act and other anti-money laundering statutes and regulations than other financial institutions;

•	Failures to comply with the fair lending laws, CFPB regulations or the Community Reinvestment Act, or CRA, could adversely affect us;

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and our ability to pay dividends;

•	Certain of our existing shareholders could exert significant control over the Company;

•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our common stock and trading volume could decline;

•	The stock price of financial institutions, like Amerant, may fluctuate significantly;

•	We have the ability to issue additional equity securities, which would lead to dilution of our issued and outstanding Class A common stock;

•	Certain provisions of our amended and restated articles of incorporation and amended and restated bylaws, Florida law, and U.S. banking laws could have anti-takeover effects;

•

We are an “emerging growth company,” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors;

•	We may be unable to attract and retain key people to support our business;

•	Severe weather, natural disasters, global pandemics, acts of war or terrorism, theft, civil unrest, government expropriation or other external events could have significant effects on our business;

•	The other factors and information contained in the Form 10-K for the year ended December 31, 2021 and other filings that we make with the SEC under the Exchange Act and Securities Act.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Form 10-K filed for the year ended December 31, 2021 and the Form 10-Q filed for the quarter ended March 31, 2022. Because of these risks and other uncertainties, our actual future financial condition, results, performance or achievements, or industry results, may be materially different from the results indicated by the forward-looking statements in this prospectus. In addition, our past results of operations are not necessarily indicative of our future results of operations. You should not rely on any forward-looking statements as predictions of future events.

All written or oral forward-looking statements that are made by us or are attributable to us are expressly qualified in their entirety by this cautionary note. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update, revise or correct any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this section is to secure the use of the safe harbor provisions.

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus, and may not contain all of the information that is important to you. You should read this prospectus in its entirety, including the information set forth under “Risk Factors” and the documents incorporated by reference in this prospectus, before making any investment decision. Unless this prospectus otherwise indicates or the context otherwise requires, the terms “Amerant,” the “Company,” “we,” “our” and “us” refer to Amerant Bancorp Inc. and its subsidiaries. References in this prospectus to the “Bank” refer to Amerant Bank, a federally-chartered bank and wholly-owned subsidiary of the Company.

Our Company

Amerant is a bank holding company headquartered in Coral Gables, Florida, with $7.6 billion in assets, $5.4 billion in loans held for investment, $5.6 billion in deposits, $834.5 million of shareholders’ equity, and $2.2 billion in assets under management and custody as of December 31, 2021. Amerant provides individuals and businesses a comprehensive array of deposit, credit, investment, wealth management, retail banking and fiduciary services. The Company services customers in its United States markets and select international customers. These services are offered through the Bank, which is also headquartered in Coral Gables, Florida, and its subsidiaries. Fiduciary, investment, wealth management and mortgage services are provided by the Bank, the Bank’s securities broker-dealer subsidiary, Amerant Investments, Inc., or Amerant Investments, the Bank’s Grand Cayman based trust company subsidiary, Elant Bank & Trust Ltd., or the Cayman Bank, and the newly formed mortgage company, Amerant Mortgage, LLC. or Amerant Mortgage.

The Bank was founded in 1979 and is the second largest community bank headquartered in Florida. Amerant currently operates 24 banking centers where it offers personal and commercial banking services. The Bank’s primary markets are South Florida, where it is headquartered and operates seventeen banking centers in Miami-Dade, Broward and Palm Beach counties, and Houston, Texas, where it has seven banking centers that serve the nearby areas of Harris, Montgomery, Fort Bend and Waller counties. In addition, Amerant has a loan production office Tampa, Florida.

Summary of the Exchange Offer

The following provides a summary of certain terms of the exchange offer. Please see “The Exchange Offer” appearing elsewhere in this prospectus for a more complete description of the exchange offer and “Description of the New Notes and the Guarantee” for a more complete description of the terms of the Old Notes and New Notes.

Old Notes	$30,000,000 in aggregate principal amount of 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032.

New Notes	Up to $30,000,000 in aggregate principal amount of 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032 that have terms that are identical in all material respects to the terms of the Old Notes, except that: (1) the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; (2) the New Notes bear different CUSIP numbers from the Old Notes; (3) the New Notes are generally not subject to transfer restrictions; (4) holders of the New Notes are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes or otherwise; and (5) because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

Exchange Offer	We are offering to exchange the New Notes for a like principal amount of Old Notes. Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, we will exchange the Old Notes that have been validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of the New Notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2022, unless extended.

Withdrawal Rights	Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal of tendered Old Notes to be effective, the exchange agent must receive, on or prior to 5:00 p.m., New York City time, on the expiration date, a computer generated notice of withdrawal, transmitted by The Depository Trust Company, or DTC, on your behalf in accordance with the appropriate procedures of DTC’s “Automated Tender Offer Program,” or ATOP. See “The Exchange Offer–Withdrawal of Tenders.”

Conditions to Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions.”

Procedures for Tendering Old Notes	For Old Notes that are represented by global book-entry notes, The Depository Trust Company (“DTC”), as depositary, or its nominee is treated as the registered holder of such Old Notes and will be the only entity that can tender such Old Notes for New Notes. In order to participate in the exchange offer, you must follow the procedures established by DTC for tendering such Old Notes held in book-entry form. These procedures, which we call “ATOP” (“Automated Tender Offer Program”) procedures, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC has received (a) your instructions to exchange your Old Notes, and (b) your agreement to be bound by the terms of the accompanying letter of transmittal.

For Old Notes that are represented by a physical note that is registered in the initial purchaser’s name, each beneficial holder of such Old Note must transmit a properly completed and duly executed letter of transmittal, the physical note, and all other documents required by the letter of transmittal to the exchange agent, at its address listed under “The Exchange Offer–Exchange Agent.”

Please note that by signing, or agreeing to be bound by, the letter of transmittal, you will be making a number of important representations to us. See “The Exchange Offer–Eligibility; Transferability.”

Certain U.S. Federal Income Tax Considerations	The exchange of Old Notes for New Notes in the exchange offer generally will not be treated as a taxable event for U.S. federal income tax purposes. For additional information, see “Certain U.S. Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your Old Notes for New Notes.

Registration Rights	Under the terms of the registration rights agreement that we entered into with the initial purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake this exchange offer. This exchange offer is intended to satisfy our obligations to the holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under certain limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Transferability

Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties, we believe that the New Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•  you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

•  you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

•  you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities Act; and

•  you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in and do not intend to engage in, nor is any such person engaged in or intending to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and you are not acting on behalf of any person who could not truthfully make these statements.

Our belief that transfers of New Notes would be permitted without complying with the registration and prospectus delivery requirements of the Securities Act under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. If our belief is not accurate and you transfer a New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability. See “Risk Factors—Risks Related to the Exchange Offer.”

Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and that receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See “Plan of Distribution.”

Consequences of Failing to Exchange Old Notes	Any Old Notes that are not exchanged in the exchange offer will continue to be governed by the applicable indenture relating to the Old Notes and the terms of the Old Notes. Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes, and you will generally not be able to offer, sell, pledge or otherwise transfer the Old Notes, except to us or to any of our subsidiaries, under a registration statement that has been declared effective under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes, and you will generally not be able to offer, sell, pledge or otherwise transfer the Old Notes, except to us or to any of our subsidiaries, under a registration statement that has been declared effective under the Securities Act or under an exemption from the requirements of the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes. If you do not participate in the exchange offer, the liquidity of your Old Notes could be adversely affected. See “Risk Factors–Risks Related to the Exchange Offer” and “The Exchange Offer–Consequences of Failure to Exchange.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of Old Notes for New Notes as a result of the exchange offer.

Cancellation of Exchanged Old Notes	Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness.

Exchange Agent	UMB Bank, N.A. is serving as the exchange agent for the exchange offer. See “The Exchange Offer–Exchange Agent” for the address, telephone number and email address of the exchange agent.

Summary of the New Notes

The following provides a summary of certain terms of the New Notes. The New Notes have terms that are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer, the New Notes bear different CUSIP numbers from the Old Notes, the New Notes are generally not subject to transfer restrictions, holders of the New Notes are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes, and because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations. The New Notes will evidence the same debt as the Old Notes and will be governed by the same indenture under which the Old Notes were issued. Please see “Description of the New Notes and the Guarantee” for a more complete description of the terms of the New Notes. References in this prospectus to the “notes” include both the Old Notes and the New Notes unless otherwise specified or the context otherwise requires.

Issuer	Amerant Bancorp Inc.

Securities Offered	4.25% Fixed-to-Floating Rate Subordinated Notes due 2032.

Aggregate Principal Amount	Up to $30,000,000.

Maturity Date	March 15, 2032, unless previously redeemed.

Form and Denomination	The New Notes will be issued only in fully registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by a global note deposited with the trustee for the New Notes, as custodian for DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.

Interest Rate and Interest Rate Payment Dates During Fixed Rate Period	From, and including, March 9, 2022, to, but excluding, March 15, 2027, unless redeemed prior to such date, the New Notes will bear interest at a rate of 4.25% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2022.

Interest Rate and Interest Rate Payment Dates During Floating Rate Period

From, and including, March 15, 2027 to, but excluding, March 15, 2032, unless earlier redeemed (such period, the “floating rate period”), the New Notes will bear an interest at an annual floating rate, reset quarterly, equal to the benchmark rate (which is expected to be the then-current Three-Month Term SOFR), plus 251 basis points, or such other rate as determined pursuant to the indenture, payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year through December 15, 2031 or earlier redemption date. If Three-Month Term SOFR (or other applicable floating interest rate) is less than zero, then Three-Month Term SOFR (or other such applicable floating interest rate) shall be deemed to be zero.

For each interest period during the Floating Rate Period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes and the Guarantee—Principal, Maturity and Interest”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date each as defined under “Description of the New Notes and the Guarantee—Definitions Relating to the Determination of the Floating Interest Rate”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes—Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes New Notes and the Guarantee— Definitions Relating to the Determination of the Floating Interest Rate”) plus 251 basis points.

Day Count Convention	30-day month/360-day year to but excluding March 15, 2027, and thereafter, a 360-day year and the number of days actually elapsed.

Record Dates	Each interest payment will be made to the holders of record who held the New Notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date.

Subordination; Ranking

The New Notes will be our general unsecured, subordinated obligations and:

•  will rank subordinate and junior in right of payment to all of our existing and future “senior indebtedness” (as defined below);

•  will rank equally in right of payment with all of our existing and future subordinated indebtedness; and

•  will rank senior in right of payment to any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the New Notes.

•  The Guarantee is the direct and unconditional obligation of the Amerant Florida Bancorp Inc. (the “Guarantor”) and ranks and will rank equally in priority of payment and in all other respects with all unsecured and unsubordinated obligations of the Guarantor now or hereafter outstanding.

See “Description of the New Notes and the Guarantee—Subordination.”

Guarantee	The New Notes initially will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Amerant Florida Bancorp Inc.

Optional Redemption

We may, at our option, redeem the New Notes (i) in whole or in part beginning with the interest payment date of March 15, 2027, and on any interest payment date thereafter and (ii) in whole, but not in part, upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event (each as defined below in “Description of the Notes New Notes and the Guarantee—Redemption”).

Any redemption of the New Notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, and additional interest, if and to the extent applicable, thereon to, but excluding, the date of redemption. Any redemption of the New Notes will be subject to the receipt of approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), to the extent such approval is then required

The New Notes are not subject to repayment at the option of the holders and there is no sinking fund for the New Notes.

No Limitations On Indebtedness	The indenture governing the New Notes and the terms of the New Notes do not contain any covenants limiting or restrictions on the incurrence of indebtedness or other obligations by us or by a subsidiary of ours, including the Bank.

Limited Indenture Covenants

The indenture governing the New Notes contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves.

Moreover, neither the indenture nor the New Notes contain any covenants prohibiting us from, or limiting our right to, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the New Notes, to repurchase our stock or other securities, including any of the New Notes, or to pay dividends or make other distributions to our shareholders (except, in the case of dividends or other distributions on junior securities, upon an event of default).

Listing; No Public Market	The New Notes are a new issue of securities with no established trading market and we do not expect any public market to develop in the future for the New Notes. We do not intend to list the New Notes on any national securities exchange or quotation system.

Risk Factors	See “Risk Factors” beginning on page 10 of this prospectus, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

Trustee	UMB Bank, N.A., or successor if replaced in accordance with the applicable provisions of the indenture.

Governing Law	The New Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

An investment in the notes involves material risks. You should carefully consider the risks described below, as well as the other information contained in this prospectus or incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. The occurrence of any of the following risks could materially adversely affect our business, financial condition, results of operations, cash flows and prospects, which in turn could adversely affect our ability to repay the notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, results of operations, cash flows and prospects. Any of these risks could cause actual results to differ materially from those indicated by forward-looking statements made in this prospectus and presented elsewhere by our management from time to time.

Risks Related to Our Business

For a discussion of certain risks applicable to our business and operations, see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Risks Related to the Exchange Offer

If you do not validly tender your Old Notes, you will continue to hold unregistered Old Notes, and your ability to transfer Old Notes will be limited.

We will only issue New Notes in exchange for Old Notes that you timely and validly tender in accordance with the terms of the exchange offer. Accordingly, you should carefully follow the instructions on how to tender your Old Notes, you should allow sufficient time to ensure timely delivery of the Old Notes. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty to give or incur any liability for failure to give such notification. See “The Exchange Offer—Procedures for Tendering Old Notes.” If you are the beneficial holder of Old Notes that are held through a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender your Old Notes on your behalf in accordance with the procedures described in this prospectus and the accompanying letter of transmittal.

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the global notes for the Old Notes. The restrictions on transfer of the Old Notes arose because we issued the Old Notes in a private placement exempt from the registration requirements under the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act.

The tender of Old Notes under the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

For further information regarding the consequences of failing to exchange your Old Notes in the exchange offer, see “The Exchange Offer—Consequences of Failure to Exchange.”

Our board of directors has not made a recommendation as to whether you should tender your Old Notes in exchange for New Notes in the Exchange Offer, and we have not obtained a third-party determination that the Exchange Offer is fair to holders of our Old Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of Old Notes should tender their Old Notes in exchange for New Notes pursuant to the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of these Exchange Offer, or preparing a report or making any recommendation concerning the fairness of these Exchange Offer. Therefore, if you tender your Old Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Old Notes must make their own independent decisions regarding their participation in the Exchange Offer.

The Exchange Offer may be cancelled or delayed.

The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions. We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offer is completed, the Exchange Offer may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their New Notes, during which time those holders of the Old Notes will not be able to effect transfers of their Old Notes tendered for exchange.

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with additional requirements under the Securities Act.

Based on interpretations of the Securities Act by the staff of the SEC contained in certain no-action letters issued to other parties, we believe that you, or any other person receiving New Notes, may offer for resale, resell, or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act. Our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of New Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes. If any such holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such holder may incur liability under the Securities Act. We do not and will not assume, or indemnify any such holder or other person against, such liability.

Risks Related to the Notes

The notes and guarantee are unsecured and subordinated to our existing and future senior indebtedness.

The notes and the guarantee will be unsecured, subordinated obligations of the Company and the Guarantor, and will rank junior in right of payment to all of the Company’s current and future senior indebtedness, as described under “Description of the New Notes and the Guarantee—Subordination.” As a result, upon any payment or distribution of assets to creditors in the case of liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency or similar proceeding, the holders of the senior indebtedness will be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes.

As of March 31, 2022, the Company and its subsidiaries had total outstanding liabilities, excluding intercompany liabilities, of $7.1 billion. This amount included $5.7 billion in aggregate principal amount of deposit liabilities of the Bank, all of which rank structurally senior to the notes. The notes do not limit the amount of additional indebtedness or senior indebtedness that we or any of our subsidiaries, including the Bank, may incur. Accordingly, in the future, we and our subsidiaries may incur other indebtedness, which may be substantial in amount, including senior indebtedness, indebtedness ranking equally with the notes and indebtedness ranking effectively senior to the notes, as applicable. Any additional indebtedness and liabilities that we and our subsidiaries incur may adversely affect our ability to pay our obligations on the notes.

As a consequence of the subordination of the notes to our existing and future senior indebtedness, an investor in the notes may lose all or some of its investment upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the notes only after all of our senior indebtedness had been paid in full. In such an event, any of our other general, unsecured obligations that do not constitute senior indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our senior indebtedness in full.

The notes are obligations only of the Company and the Guarantor, and not obligations of the Bank or any other subsidiary, and will be structurally subordinated to all liabilities of the Bank and our other subsidiaries other than the Guarantor.

The notes are obligations of the Company and the Guarantor and are not obligations of, nor guaranteed by, the Bank or any other subsidiary. The rights of the Company and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of the Bank or any subsidiary other than the Guarantor (either as a shareholder or as a creditor) upon an insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding of the Bank or such other subsidiary (and the consequent right of the holders of the notes to participate in those assets after repayment of our existing or future senior indebtedness), will be subject to the claims of the creditors of the Bank, including depositors of the Bank, or such other subsidiary. Accordingly, the notes are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Bank and our subsidiaries other than the Guarantor, to the extent that those liabilities, including deposit liabilities, equal or exceed their respective assets.

The indenture includes only limited covenants and does not restrict our ability to incur additional debt.

The indenture does not contain any financial covenants that would require us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or obligations or to maintain any reserves. Moreover, indenture does not contain any covenants prohibiting us or our subsidiaries from, or limiting our or our subsidiaries’ right to, grant liens on assets to secure indebtedness or other obligations, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders. The indenture does not contain any provision that would provide protection to the holders of the notes against a material decline in our credit quality.

In addition, the indenture does not limit the amount of additional indebtedness the Company, the Bank or any of our other subsidiaries may incur or the amount of other obligations that the Company or the Bank may incur ranking senior or equal to the indebtedness evidenced by the notes. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, and may limit our ability to meet our obligations under the notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including senior indebtedness or other obligations ranking senior to or equally with the notes. We expect that we and our subsidiaries will incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage relative to our competitors that have less debt;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our existing debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether, if this were to occur, we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.

We have the right to redeem the notes prior to maturity. We may redeem the notes at a time when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon redemption in a comparable security at an effective interest rate as high as that of the notes.

Government regulation may affect the priority of the notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Wall Street Reform Act (the “Dodd-Frank Act”) created a new resolution regime known as the “orderly liquidation authority,” which may apply to us as a bank holding company. Under the orderly liquidation authority, the Federal Deposit Insurance Corporation (the “FDIC”) may be appointed as receiver for an entity for purposes of liquidating the entity if the Secretary of the Treasury determines that the entity is in severe financial distress and that the entity’s failure would have serious adverse effects on the U.S. financial system.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the right of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the right of the FDIC to transfer claims to a “bridge” entity. As a consequence of the rights of the FDIC under the orderly liquidation authority, the holders of the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are likely. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

Our access to funds from the Bank and other subsidiaries may become limited, thereby restricting our ability to make payments on our obligations.

The Company is a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal sources of funds to make payments on the notes and our other obligations are dividends, distributions and other payments from the Bank.

Federal and state banking regulations limit dividends from the Bank to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. Federal bank regulatory agencies also have the authority to prohibit the Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Bank, could be deemed an unsafe or unsound practice.

Dividend payments from the Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, the Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by the Bank with us are limited to 10% of the Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the Bank’s capital stock and surplus. Moreover, loans and extensions of credit by the Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.

The Guarantor of the notes, Amerant Florida Bancorp Inc. is a subsidiary of the Company, and as such, the restrictions and constraints described above similarly apply to the Guarantor’s ability to perform its obligations under the guarantee, including with respect to payments of principal and interest on the notes.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from our subsidiaries, including the Bank, in an amount sufficient to pay interest on or principal of the notes.

We may not be able to generate sufficient cash to service all of our debt, including the notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries, primarily the Bank. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of its capital plans if it becomes undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the notes at the maturity of the notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims

Holders of the notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or the Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the notes, or in the performance of any of our other obligations under the notes or the indenture. Our regulators can, in the event we or the Bank become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent payment of interest or principal on the notes and any dividends on our capital stock, but such limits will not permit acceleration of the notes.

Because the Guarantor’s liability under its guarantee may be reduced to zero or avoided or may be released under certain circumstances, you may not receive any payments from the Guarantor.

The notes have the benefit of the guarantee of the Guarantor. However, the guarantee will be limited to the maximum amount that the Guarantor is permitted to guarantee under applicable law. As a result, the Guarantor’s liability under the guarantee could be reduced to zero depending on the limitations and other requirements of applicable law and/or the amount of other obligations of such entity. Further, under certain circumstances, a court under applicable fraudulent conveyance and transfer statutes or other applicable laws could void the obligations under the guarantee, or subordinate the guarantee to other obligations of the Guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the New Notes and the Guarantee—The Guarantee.”

The amount of interest payable on the notes will vary beginning March 15, 2027, and interest after that date may be less than the initial fixed annual rate of 4.250% in effect until March 14, 2027.

From and including March 9, 2022 to, but excluding March 15, 2027, the New Notes will bear interest at a rate of 4.25% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2022. Thereafter, the notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), plus 251 basis points, subject to the provisions under “Description of the New Notes and the Guarantee—Principal, Maturity and Interest.” The per annum interest rate that is determined at the Reference Time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

You should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate, or SOFR, when we refer to SOFR-linked notes, we mean the notes at any time when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement, or repo, transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation, or FICC, a subsidiary of The Depository Trust & Clearing Corporation, or DTCC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

SOFR was selected as the preferred overnight reference rate for U.S. Dollar financial contracts by the Alternative Reference Rates Committee (the “ARRC”). On July 29, 2021, the ARRC formally recommended the use of the CME Group’s forward-looking SOFR term rates. The CME Term SOFR reference rates provide forward-looking term rate estimates derived from SOFR, calculated and published for One-Month, Three-Month, Six-Month and Twelve-Month tenors (referred to as Term SOFR).

The benchmark rate applicable to the notes during the floating rate period commencing on March 15, 2027 is expected to be the then-current Three-Month Term SOFR, plus 251 basis points. Although the Three-Month Term SOFR is linked to SOFR, the Three-Month Term SOFR is calculated by the CME Group and not the FRBNY using transaction data from thirteen consecutive SR1 futures (1-month CME SOFR futures contracts) and five SR3 futures (3-month CME SOFR futures contracts). The Three-Month SOFR is underpinned by SR3 contracts with additional volumes from SR1 helping where available, as SR3 are the replacement contracts for Eurodollar futures. A set of volume weighted average prices (VWAP) are calculated using transaction prices observed during several observation intervals throughout the trading day. These are then used in a projection model to determine Term SOFR reference rates, including the Three-Month Term SOFR.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the ARRC, convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations, or U.S. dollar LIBOR.

However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR. Term SOFR operates more similarly to LIBOR than SOFR in that it is forward-looking.

Term SOFR and SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR by the FRBNY in April, 2018, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR and Term SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Term SOFR-linked notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in the calculation of Term SOFR could adversely affect the amount of interest that accrues on the Term SOFR-linked notes and the trading prices for the Term SOFR-linked notes.

Because Term SOFR and SOFR are calculated based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that Term SOFR and SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Term SOFR-linked notes. If the manner in which Term SOFR or SOFR is calculated is changed, that change may result in a change in the amount of interest that accrues on the Term SOFR-linked notes, which may adversely affect the trading prices of the Term SOFR-linked notes. Further, if the Benchmark rate on the Term SOFR-linked notes during the Floating Rate Period for any interest period declines to zero or becomes negative, then interest will only accrue on the Term SOFR linked notes at a rate equal to the spread of 219 basis points per annum with respect to that interest period. There is no assurance that changes in Term SOFR could not have a material adverse effect on the yield on, value of and market for the Term SOFR-linked notes.

Any failure of SOFR and Term SOFR to gain market acceptance could adversely affect the trading prices of the Term SOFR-linked notes.

SOFR and Term SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. ARRC’s formal recommendation of Term SOFR may help market participants shift from LIBOR to Term SOFR because Term SOFR operates more similarly to LIBOR. However, any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the Term SOFR-linked notes.

Any market for the Term SOFR-linked notes may be illiquid or unpredictable.

Since Term SOFR is a relatively new market index, Term SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the Term SOFR-linked notes may never develop or may not be very liquid. Market terms for securities that are linked to Term SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the Term SOFR-linked notes may be lower than those of later-issued securities that are linked to Term SOFR. Similarly, if Term SOFR does not prove to be widely used in securities that are similar or comparable to the Term SOFR-linked notes, the trading price of the Term SOFR-linked notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the Term SOFR-linked notes at all or may not be able to sell the Term SOFR-linked notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on Term SOFR in the bond and equity markets may differ materially compared with the application and adoption of Term SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on Term SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the Term SOFR-linked notes.

The interest rate for the notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the notes, the interest rate on the notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. On July 29, 2021, the ARRC formally recommended the use of the CME Group’s forward-looking SOFR term rate. If, at the commencement of the Floating Rate Period for the New Notes, the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the New Notes during the Floating Rate Period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the notes, which are defined in the terms of the indenture as “Three-Month Term SOFR Conventions.” The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the notes during the floating rate period, which could adversely affect the return on, value of and market for the notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the notes and the trading prices for the notes.

Under the benchmark transition provisions of the notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the indenture as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during the floating rate period, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Because the notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve (or, as and if applicable, the rules of any appropriate successor bank regulatory agency), to the extent that such approval is then required under applicable laws or regulations, including capital regulations, we may redeem the notes at our option (i) in whole or in part beginning with the interest payment date of March 15, 2027 and on any interest payment date thereafter. In addition, at any time at which any notes remain outstanding, subject to the prior approval of the Federal Reserve (or, as and if applicable, the rules of any appropriate successor bank regulatory agency), to the extent that such approval is then required under applicable laws or regulations, including capital regulations, we may redeem the notes in whole but not in part upon the occurrence of (i) a “Tier 2 Capital Event,” (ii) a “Tax Event” or (iii) an “Investment Company Event”. In the event that we redeem the notes, holders of the notes will receive only the principal amount of the notes plus any accrued and unpaid interest to, but excluding, such redemption date. If any redemption occurs, holders of the notes will not have the opportunity to continue to accrue and be paid interest to the Maturity Date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the notes.

Investors should not expect us to redeem the notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the notes.

We will act as the initial calculation agent, and we may continue to serve as calculation agent during the floating rate period. The calculation agent will make certain determinations, decisions or elections with respect to the interest rate during the floating rate period. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the notes. Any determination by us, as the calculation agent, will be conclusive and binding absent manifest error.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on a quotation system following registration of the notes pursuant to the terms of the registration rights agreement. In addition, the liquidity of any trading market for the notes, if any, will depend upon, among other things, the number of holders of the notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the notes will develop or the ability of holders of the notes to sell their notes.

The market value of the notes may be less than the principal amount of the notes.

If a market develops for the notes, the prices at which holders may be able to sell their notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes; the time remaining to maturity of the notes; the ranking of the notes; the aggregate amount outstanding of the notes; any redemption or repayment features of the notes; any changes in the ratings on the notes provided by any rating agency; the prevailing interest rates being paid by other companies similar to us; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities, if any, with respect to the notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all.

Our credit ratings may not reflect all risks of an investment in the notes, and changes in our credit ratings may adversely affect your investment in the notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

The credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, any real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed in an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

The notes are not an insured deposit.

Your investment in the notes will not be a bank deposit and would not be insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your Old Notes in the Exchange Offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any broker-dealer who holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and who receives New Notes in exchange for such Old Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their New Notes.

There can be no assurance that the notes will qualify for the tax treatment for which the Company intends the notes to qualify.

Although the Company intends for the notes to qualify for tax treatment that is favorable to the Company, the Company has not sought advice from its accountants, nor has it sought a ruling from the U.S. Internal Revenue Service (“IRS”), as to the federal income tax consequences of issuing the notes. There can be no assurance that upon future review, the Company’s accountants will determine that the notes do not qualify for the intended tax treatment. Similarly, there can be no assurance that the IRS will not successfully challenge the intended tax treatment of the notes. If at any time within the first five years after the issue date, the interest payable by the Company on the notes is not, or will not be, deductible by the Company, in whole or in part, for federal income tax purposes, we may redeem the notes in whole, but not in part, and without premium or penalty.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes, we will receive an equal principal amount of the Old Notes. We will cancel all of the Old Notes that are tendered and accepted for exchange. Accordingly, no additional debt will result from the exchange offer. We have agreed to bear all expenses of the exchange offer.

We used the net proceeds from the private placement of the Old Notes for general corporate purposes.

THE EXCHANGE OFFER

General

In connection with the issuance of the Old Notes on March 9, 2022, we entered into a registration rights agreement with the initial purchasers of the Old Notes. The registration rights agreement provides for the exchange offer we are making pursuant to this prospectus. The exchange offer will permit eligible holders of Old Notes to exchange their Old Notes for New Notes that are identical in all material respects with the Old Notes, except that:

•	the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•	the New Notes bear different CUSIP numbers from the Old Notes;

•	the New Notes generally will not be subject to transfer restrictions;

•	holders of the New Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

•

because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The New Notes will evidence the same debt as the Old Notes, and holders of the New Notes will be entitled to the benefits of the indenture. Accordingly, the New Notes and the Old Notes will be treated as a single series of subordinated debt securities under the indenture. Any Old Notes that are not tendered and accepted for exchange in the exchange offer will remain outstanding, and interest on any such Old Notes will continue to accrue at the applicable interest rate and be subject to the terms of the indenture.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC applicable to transactions of this type.

The exchange offer does not depend on any minimum aggregate principal amount of Old Notes being tendered for exchange.

We will be deemed to have accepted validly tendered Old Notes if and when we have given oral or written notice to the exchange agent of our acceptance of such Old Notes. Subject to the terms and conditions of the exchange offer, delivery of New Notes will be made by the exchange agent promptly after receipt of our notice of acceptance. The exchange agent will act as agent for the holders of Old Notes tendering their Old Notes for the purpose of receiving New Notes from us in exchange for such tendered and accepted Old Notes. The exchange offer is subject to the conditions set forth below under “The Exchange Offer—Conditions.” As a result of these conditions (which may be waived by us, in whole or in part, in our absolute discretion), we may not be required to exchange any of the Old Notes. In such case, or if any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return or cause to be returned the Old Notes not exchanged to the tendering holder after the expiration or termination of the exchange offer.

If a holder of Old Notes validly tenders Old Notes in the exchange offer, the tendering holder will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal and certain limited exceptions described in this prospectus and the letter of transmittal, the tendering holder will not have to pay transfer taxes for the exchange of Old Notes. Subject to certain exceptions described in this prospectus, we will pay all of the expenses in connection with the exchange offer, other than certain applicable taxes. See “—Fees and Expenses.”

Holders of outstanding Old Notes do not have any appraisal, dissenters’ or similar rights in connection with the exchange offer. Any outstanding Old Notes that are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. See “Risk Factors— Risks Related to the Exchange Offer.

NEITHER WE NOR THE EXCHANGE AGENT ARE MAKING ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NEITHER WE NOR THE EXCHANGE AGENT HAVE AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND INDIVIDUAL REQUIREMENTS.

Registration Rights Agreement

We issued the Old Notes in a private placement exempt from the registration requirements under the Securities Act and applicable state securities laws. In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the initial purchasers of the Old Notes, and we are making the exchange offer to comply with our contractual obligations under the registration rights agreement.

The following provides a summary of certain terms of the registration rights agreement. This summary is qualified in its entirety by reference to the complete registration rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Under the terms of the registration rights agreement, we agreed to register the New Notes and undertake the exchange offer. The exchange offer is intended to satisfy the rights of holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under the limited circumstances described below, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Under the terms of the registration rights agreement, we agreed, among other things, to use commercially reasonable efforts to:

•

file a registration statement with the SEC under the Securities Act on or prior to the 60th day after March 9, 2022 with respect to a registered offer to exchange the Old Notes for substantially identical notes that do not contain transfer restrictions and will be registered under the Securities Act;

•	cause that registration statement to become effective no later than 120 days after March 9, 2022;

•	cause that registration to remain effective until the closing of the exchange offer; and

•	consummate the exchange offer no later than 45 days after the effective date of that registration statement.

We also agreed to commence the exchange offer promptly after the effectiveness of the registration statement and keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Old Notes.

We also agreed to issue and exchange New Notes for all Old Notes duly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal, to all the holders of the Old Notes known to us. For each Old Note validly tendered to us in the exchange offer and not validly withdrawn, the holder will receive a New Note having a principal amount equal to the principal amount of the tendered Old Note. Old Notes may be exchanged, and New Notes will be issued, only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

We further agreed that under certain circumstances we would file a shelf registration statement with the SEC that would allow resales by certain holders of the Old Notes in lieu of such holders participating in the exchange offer.

Eligibility; Transferability

We are making the exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters provided to other parties. We have not sought or received our own no-action letter from the staff of the SEC with respect to the exchange offer and the related transactions, and there can be no assurance that the staff of the SEC will make a determination in the case of the exchange offer and such transactions that is similar to its determinations in the above mentioned no-action letters. However, based on these existing SEC staff interpretations, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, provided that:

•	you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

•	you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

•

you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in and do not intend to engage in, nor is any such person engaged in or intending to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and

•

you are not acting on behalf of any person who could not truthfully make these statements. To participate in the exchange offer, you must represent as a holder of Old Notes that each of these statements is true.

In addition, in order for broker-dealers registered under the Exchange Act to participate in the exchange offer, each such broker-dealer must also: (i) represent that it is participating in the exchange offer for its own account and is exchanging Old Notes acquired as a result of market-making activities or other trading activities; (ii) confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the New Notes; and (iii) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal to be delivered in connection with a tender of the Old Notes states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date, we will amend or supplement this prospectus to expedite or facilitate the disposition of any New Notes by such broker-dealers.

Any holder of Old Notes (i) who is our affiliate, (ii) who does not acquire the New Notes in the ordinary course of business, (iii) who participates in, or intends to participate in, the exchange offer for the purpose of, or with a view to, distributing the New Notes or (iv) who is a broker-dealer who purchased the Old Notes directly from us:

•	will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above;

•	will not be able to tender Old Notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2022, or at such later date or time to which we may extend the exchange offer. We refer to such date, as it may be extended, as the expiration date. To extend the exchange offer, we will notify the exchange agent and each registered holder of the Old Notes of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We reserve the right to extend the exchange offer, delay accepting any tendered Old Notes or, if any of the conditions described below under the heading “Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of any delay, extension or termination of, or amendment to, the exchange offer to the exchange agent. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is given to holders of the Old Notes.

If we amend the exchange offer in a manner that we consider material, we will disclose that amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.

If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

If we terminate or withdraw the exchange offer, we will promptly pay the consideration offered, or return any Old Notes deposited, under the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:

•	such Old Notes are tendered to us other than in accordance with the terms and conditions of the exchange offer;

•	we determine that the exchange offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation by the staff of the SEC; or

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We reserve the absolute right to waive these conditions in whole or in part at any time and from time to time in our sole discretion prior to the expiration date, subject to applicable law. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at any time any stop order is threatened or issued by the SEC with respect to the registration statement for the exchange offer and the New Notes or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act’). In any such event, we must use our commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

Further, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “—Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering Old Notes

In order to participate in the exchange offer, you must validly tender your Old Notes to the exchange agent as described below. It is your responsibility to validly tender your Old Notes.

If you have any questions or need help in exchanging your Old Notes, please call the exchange agent, whose address and phone number are set forth in “—Exchange Agent.”

Certain of the Old Notes were issued in book-entry form and are currently represented by global certificates held for the account of DTC. Accordingly, DTC will be the only entity that can tender those Old Notes for New Notes. Therefore, to tender Old Notes subject to the exchange offer and to obtain New Notes you must:

•	comply with DTC’s ATOP procedures described below; and

•

the exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted “agent’s message” (as defined below), before the expiration date of the exchange offer.

Following receipt, the exchange agent will establish an ATOP account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, DTC must send an “agent’s message” to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

The term “agent’s message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal, and that the agreement may be enforced against such participant.

Each agent’s message must include the following information:

•	name of the beneficial owner tendering such Old Notes;

•	account number of the beneficial owner tendering such Old Notes;

•	principal amount of Old Notes tendered by such beneficial owner; and

•	a confirmation that the beneficial owner of the Old Notes has made the representations for our benefit set forth under “—Representations” below.

The delivery of the Old Notes through DTC, and any transmission of an agent’s message through ATOP, is at the election and risk of the person tendering Old Notes. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned, without expense, to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

The tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.

Certain of the Old Notes were issued in physical form to certain initial purchasers. Accordingly, such holders of Old Notes must physically tender their Old Notes for New Notes. Therefore, to tender Old Notes represented in physical form subject to the exchange offer and to obtain New Notes you must transmit to the exchange agent, at its address listed under “—Exchange Agent”, the following:

•	the physical Old Note;

•	a properly completed and duly executed letter of transmittal; and

•	all other documents required by the letter of transmittal.

The tender by a holder of Old Notes represented in physical form that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. You will be required to deliver the physical note and a letter of transmittal to the exchange agent and will be bound by the letter of transmittal terms.

There is no procedure for guaranteed late delivery of the Old Notes in connection with the exchange offer.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes in our sole discretion. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will reasonably determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, unless otherwise provided in the accompanying letter of transmittal, promptly following the expiration date of the exchange offer.

Representations

By tendering Old Notes, each holder is deemed to have represented to us all of the representations contained in the letter of transmittal, including that:

•	any New Notes that you receive will be acquired in the ordinary course of business;

•

you are not participating in the exchange offer with a view to distribute any New Notes nor do you have any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act);

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those New Notes as a result of market-making or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes; and

•	you are not acting on behalf of any person or entity who could not truthfully make the foregoing representations and warranties.

Proper Execution and Delivery of Letter of Transmittal

Generally, an eligible institution must guarantee signatures on a letter of transmittal or notice of withdrawal unless:

•

you tender your Old Notes as the registered holder and the New Notes issued in exchange for your Old Notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the Old Notes; or

•	you tender your Old Notes for the account of an eligible institution.

For the purposes of this prospectus, an “eligible institution” means an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act which is a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program).

If the letter of transmittal is signed by the holder(s) of Old Notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If any of the Old Notes tendered are held by two or more holders, all such holders must sign the letter of transmittal. If any of the Old Notes tendered thereby are registered in different names on different Old Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Old Notes that are not tendered for exchange under the exchange offer are to be returned to a person other than the holder thereof, certificates for such Old Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any Old Notes listed therein, those Old Notes must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder’s name appears on such Old Notes. If the letter of transmittal or any Old Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of Old Notes waive any right to receive any notice of the acceptance for exchange of their Old Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Old Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, Old Notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered Old Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Old Notes determined by us not to be in proper form or not to be properly tendered or any tendered Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Old Notes, whether or not waived in the case of other Old Notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will be under any duty to give such notification or will incur any liability for failure to give any such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Old Notes. Holders may contact the exchange agent for assistance with these matters.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal for Old Notes represented by global certificates to be effective you must comply with the appropriate procedures of DTC’s ATOP system prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the tendering holder of Old Notes;

•	specify the principal amount of the Old Notes delivered for exchange;

•	specify the name and number of the account at DTC to be credited with the withdrawn Old Notes; and

•	include a statement that such holder is withdrawing its election to have such Old Notes exchanged.

For a withdrawal to be effective Old Notes represented by physical certificates you must comply with the appropriate procedures prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the tendering holder of Old Notes;

•	specify the principal amount of the Old Notes delivered for exchange; and

•	include a statement that such holder is withdrawing its election to have such Old Notes exchanged.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the applicable exchange offer, and no New Notes will be issued in exchange for such Old Notes unless the Old Notes withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder, without expense to such holder, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Validly withdrawn Old Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date of the exchange offer.

Exchange Agent

UMB Bank, N.A., the trustee under the indenture, has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):

UMB Bank, N.A.

5555 San Felipe, Suite 870

Houston, Texas 77056

Attention: Shazia Flores/ Corporate Trust

For additional information, you may contact the exchange agent by calling (713) 300-0586 or by emailing shazia.flores@umb.com.

We will pay the exchange agent reasonable and customary fees for its services (including attorneys’ fees) and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes and issuance of the New Notes. The principal solicitation is being made by mail. However, we may make additional solicitations by email, telephone or in person by our officers and employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. As indicated above, we will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay any other cash expenses that we incur in connection with the exchange offer.

Except as described below, we will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;

•	tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Exchange

Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes.

Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:

•	to us or to any of our subsidiaries;

•	under a registration statement which has been declared effective under the Securities Act;

•

for so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the holder of the Old Notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule 144A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•

under any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel (at the holder’s sole cost), certifications and/or other information satisfactory to us and the trustee);

in each case subject to compliance with any applicable foreign, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the Old Notes and the absence of such restrictions applicable to the New Notes, it is likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the exchange offer could experience significant diminution in the value of their Old Notes, compared to the value of the New Notes. The holders of Old Notes not tendered will have no further registration rights, except that, under limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer of Old Notes.

Additional Information Regarding the Registration Rights Agreement

As noted above, we are effecting the exchange offer to comply with our contractual obligations under the registration rights agreement. The registration rights agreement requires us to cause an exchange offer registration statement to be filed with the SEC under the Securities Act, use our commercially reasonable efforts to cause the registration statement to become effective, and satisfy certain other obligations, within certain time periods.

In the event that:

•	the registration statement is not filed with the SEC on or prior to the 60th day after March 9, 2022;

•	the registration statement is not declared effective by the SEC on or prior to the 120th day after March 9, 2022;

•	the exchange offer is not consummated within 45 days following the effective date of the registration statement;

•

if required, a shelf registration statement is not filed with the SEC on or prior to (A) the 180th day following March 9, 2022 or (B) the 60th day after the obligation to file a shelf registration statement with the SEC arises, whichever is later;

•

if required, a shelf registration statement is not effective on or prior to (A) the 225th day following March 9, 2022 or (B) the 105th day after an obligation to file with the SEC a shelf registration statement arises, whichever is later;

•

a shelf registration statement is effective with the SEC but such shelf registration statement ceases to be effective or such shelf registration statement or the prospectus included therein ceases to be usable in connection with resales of the registrable securities for any act or omission of the Company and (A) the aggregate number of days in any consecutive 365-day period for which the shelf registration statement or such prospectus shall not be effective or usable exceeds 120 days, (B) the shelf registration statement or such prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period, or (C) the shelf registration statement or such prospectus shall not be effective or usable for a period of more than 90 consecutive days; or

•

the registration statement is effective with the SEC but, if the registration statement is being used in connection with the resale of the New Notes, the registration statement ceases to be effective or the registration statement or the prospectus included therein ceases to be usable in connection with resales of New Notes due to any act or omission of the Company during the 180-day period following the last date on which exchanges are accepted and (A) the aggregate number of days in any consecutive 365-day period for which the registration statement or such prospectus shall not be effective or usable exceeds 120 days, (B) the registration statement or such prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period, or (C) the registration statement or the prospectus shall not be effective or usable for a period of more than 90 consecutive days;

the interest rate on the Old Notes will be increased by 0.25% per annum immediately following the applicable date of such registration default and will increase by an additional 0.25% per annum immediately following each 60-day period during which additional interest accrues, but in no event will such increase exceed 0.50% per annum. If at any time more than one registration default has occurred and is continuing, the increase in interest rate will apply as if there occurred a single registration default that begins on the date that the earliest such registration default occurred and ends on such date that there is no registration default. Following the cure of all such registration defaults, the accrual of additional interest will cease and the interest rate will be reduced to the original interest rate borne by the Old Notes.

Our obligation to register the New Notes will terminate upon completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer in connection with the Old Notes.

DESCRIPTION OF THE NEW NOTES AND THE GUARANTEE

On March 9, 2022, we issued $30 million in aggregate principal amount of our 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032, which we refer to in this prospectus as the “Old Notes.” The Old Notes were issued in a private placement transaction to certain institutional accredited investors and qualified institutional buyers, and were not registered under the Securities Act. The Old Notes were issued under an indenture dated March 9, 2022, between Amerant Bancorp Inc., as issuer, Amerant Florida Bancorp Inc., as guarantor, and UMB Bank, National Association, as trustee, which we refer to in this prospectus as the “indenture.” The term “notes” refers collectively to the Old Notes and the New Notes.

The New Notes will be issued under the indenture and will evidence the same debt as the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that:

•	the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•	the New Notes bear different CUSIP numbers from the Old Notes;

•	the New Notes generally will not be subject to transfer restrictions;

•	holders of the New Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

•

because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The New Notes will be issued only in fully registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by a global note deposited with the trustee for the New Notes, as custodian for The Depository Trust Company (“DTC”), and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.

The terms of the New Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following provides a summary of certain terms of the indenture and the notes. This summary is qualified in its entirety by reference to the complete version of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and to the form of New Notes, which is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture and the form of New Notes because those documents, not this summary description, define your rights as holders of the New Notes. Whenever we refer to the defined terms of the indenture in this prospectus without defining them, the terms have the meanings given to them in the indenture. You must look to the indenture for the most complete description of the information summarized in this prospectus.

General

The exchange offer for the New Notes will be for up to $30 million in aggregate principal amount of the Old Notes. The New Notes, together with any Old Notes that remain outstanding after the exchange offer, will be treated as a single class for all purposes of the indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase.

The Guarantee

The notes are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Guarantor. The Guarantor guarantees to the holder of the notes and the trustee, that: (a) the principal of and interest will be duly and punctually paid in full when due, whether at maturity or upon redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal and interest, if any, on the notes and all other obligations of the Company or the Guarantor to the holders or the trustee under the indenture or the notes will be duly and punctually paid in full or performed; and (b) in case of any extension of time of payment or any of such other obligations under the indenture or the notes or any change in the time, manner or place of payment of, or in any other term, or waiver of or consent to any departure from any other agreement relating to any obligations under the indenture or the notes, the same will be duly and punctually paid in full when due or performed in accordance with the terms of the extension, whether at maturity, upon redemption or otherwise. In the event we fail to make any payment of any guaranteed amount when such payment is due or fail to perform any other obligation to the holders, the Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. The guarantee by the Guarantor ranks equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of the Guarantor. The guarantee by the Guarantor is referred to herein as the “guarantee”.

The obligations of the guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent transfer or conveyance. If the guarantee is rendered voidable by a court of law, it could be subordinated to all other indebtedness of the Guarantor, and, depending on the amount of such indebtedness, the Guarantor’s liability could be reduced to zero. See “Risk Factors—Risks Related to the Note—Because the Guarantor’s liability under its guarantee may be reduced to zero or avoided or may be released under certain circumstances, you may not receive any payments from the Guarantor.”

Principal, Maturity and Interest

The New Notes have materially identical interest terms as the Old Notes except with respect to additional interest that may be earned on the Old Notes under circumstances relating to our registration obligations under the registration rights agreement. Interest on the notes will accrue from and including March 9, 2022. The notes will mature and become payable, unless earlier redeemed, on March 15, 2032.

From and including March 9, 2022, to but excluding March 15, 2027 or any earlier redemption date, the notes will bear interest at a fixed annual rate equal to 4.25%, payable semi-annually in arrears on March 15 and September 15 of each year (each a “Fixed Interest Payment Date”), beginning on September 15, 2022, and interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

From and including March 15, 2027, to but excluding the maturity date or earlier redemption date (the “Floating Rate Period”), the notes will bear interest at an annual floating rate, reset quarterly, equal to the Benchmark (which is expected to be Three-Month Term SOFR), plus a spread of 251 basis points; provided, however, that in the event the Three-Month Term SOFR (or other such Benchmark) is less than zero, Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero. A “Floating Rate Interest Period” means the period from, and including, each Floating Interest Payment Date (as defined below) to, but excluding, the next succeeding Floating Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, March 15, 2027 to, but excluding, the next succeeding Floating Interest Payment Date. During the Floating Rate Period, interest on the notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a “Floating Interest Payment Date” and, together with any Fixed Interest Payment Date, an “Interest Payment Date”), and interest will be computed on the basis of a 360-day year and the actual number of days elapsed.

For the purpose of calculating the interest on the notes for each interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. See “—Calculation Agent.” All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. We will act as the initial calculation agent.

The following definitions apply to the following discussion of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“interest period” means the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the original issue date of the notes to, but excluding, the applicable Interest Payment Date or the maturity date or date of earlier redemption, if applicable.

“Reference Time” with respect to any determination of a Benchmark means: (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the daily secured overnight financing rate published by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

“Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related

Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the calculation agent shall promptly provide notice of such determination to the holders and the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the notes for each interest period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for each interest period during the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement plus 251 basis points.

Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the notes will be binding and conclusive on holders of the notes, the trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the New Notes upon request and will be provided to the trustee.

Any payment of principal of or interest on the notes that would otherwise become due and payable on a day which is not a business day will become due and payable on the next succeeding business day, with the same force and effect as if made on the date for payment of such principal or interest (unless, with respect to a Floating Interest Payment Date, such day falls in the next calendar month, in which case the Floating Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to the Floating Interest Payment Date as so adjusted), and no interest will accrue in respect of such payment for the period after such day.

If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the New Notes are outstanding, then the calculation agent shall promptly provide notice of such determination to the holders and the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.

We will make each interest payment to the holders of record of the notes at the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date. Principal of and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency that we have designated and maintain for such purposes, which, initially, will be the offices of the trustee located at UMB Bank, National Association, 5555 San Felipe Street Suite 870, Houston, Texas 77056; except that payment of interest may be made at our option by check mailed to the holder of record as shown on the security register or by wire transfer to an account appropriately designated by the person entitled to payment.

The term “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Florida or the Borough of Manhattan, New York, New York are authorized or obligated by law, regulation or executive order to close.

Effect of Benchmark Transition Event

Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if: (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(i) Compounded SOFR;

(ii) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(iii) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(iv) the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (i), (ii), (iii) or (iv) above would be less than zero, the Benchmark Replacement will be deemed to be zero.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(i) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(ii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i) in the case of clause (i) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(ii) in the case of clause (ii) or (iii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(iii) in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination. Further, for the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(ii) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iv) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

For the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

(i) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(ii) if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 251 basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Principal, Maturity and Interest.”

Subordination

As of March 31, 2022, we had consolidated total assets of $7.8 billion, total loans held for investment of $5.6 billion, net of allowances, total deposits of $5.7 billion and total shareholders’ equity of $749.4 million.

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness. As of December 31, 2021, the Company’s subsidiaries had, in the aggregate, outstanding deposits of approximately $ 5.6 billion. As of December 31, 2021, the Company had no indebtedness drawn under an existing loan agreement with another financial institution other than ordinary course obligations of the Bank (which include advances or other borrowings from the Federal Home Loan Bank). Any amounts borrowed by the Company under such loan agreements would rank senior to the notes. The Company also has approximately $64.2 million of junior subordinated debentures as of March 31, 2022 that rank subordinate to the notes. The notes do not limit the amount of additional indebtedness, including senior indebtedness that we or any of our subsidiaries, including the Guarantor and the Bank, may incur in the future.

The term “senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to us, on, or substantially similar payments we make in respect of the following categories of debt, whether that debt was outstanding on the date of execution of the indenture or thereafter incurred, created or assumed:

•

our indebtedness for borrowed money, whether or not evidenced by notes, debentures, bonds, securities or other similar instruments issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that we may offer, and including, but not limited to, deposits of the Bank, the Company’s wholly-owned banking subsidiary, and all obligations to the Company’s general and secured creditors;

•	our indebtedness for money borrowed or represented by purchase money obligations, as defined below;

•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	our reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•

our obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	any other obligation of ours to our general creditors;

•

all obligations of the types referred to in the bullets above of other persons for the payment of which we are liable contingently or otherwise to pay or advance money as obligor, guarantor, endorser or otherwise;

•	all obligations of the types referred to in the bullets above of other persons secured by a lien on any property or asset of ours; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the bullets above.

However, “senior indebtedness” excludes:

•	the notes;

•	unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries;

•

any subordinated debentures or junior subordinated debentures of ours underlying trust preferred securities issued by subsidiary trusts of ours that were outstanding as of the date of the issuance of the Old Notes or that are issued after the date of such issuance by a subsidiary trust of ours; and

•

any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of ours to substantially the same extent as or to a greater extent than the notes are subordinated.

As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the interest payment dates and at maturity and to pay the principal of the notes at maturity unless:

•

we are subject to any termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities; or

•

a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness, has occurred and is continuing beyond any applicable grace period, or an event of default has occurred and is continuing with respect to any senior indebtedness, or would occur as a result of a payment of principal of, or interest on, the notes being made and that event of default would permit the holders of any senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of that senior indebtedness and such default or event of default has not been cured, waived or otherwise have ceased to exist.

Upon our termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, premium, if any, and interest due on, that senior indebtedness before any payment is made on the notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.

In the event that we are subject to any termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

As a result of the subordination of the notes in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

All liabilities of the Bank and our other subsidiaries, including deposits and liabilities to general creditors arising during the ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of the subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by the Bank, which is a regulated and supervised depository institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by the Bank, but may have to rely on the proceeds of borrowings and/or the sale of other securities to pay the principal amount of the notes. Regulatory rules may restrict the Bank’s ability to pay dividends or make other distributions to us or provide funds to us by other means. As a result, with respect to the assets of the Bank, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of the Bank, including its depositors, except to the extent that we may be a creditor with recognized claims against the Bank.

Redemption

We may, at our option, on any Interest Payment Date on or after March 15, 2027, redeem the notes, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, at our option, we may redeem the notes in whole but not in part, at any time upon the occurrence of:

•

a “Tier 2 Capital Event,” which is defined in the indenture to mean receipt by us of a legal opinion of counsel experienced in such matters to the effect that the notes do not constitute, or within 90 days of the date of such legal opinion will not constitute, Tier 2 capital for purposes of capital adequacy regulations of the Federal Reserve Board, as then in effect and applicable to us;

•

a “Tax Event,” which is defined in the indenture to mean the receipt by us of a legal opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest paid by us on the notes is not, or within 90 days of the date of such legal opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•

an “Investment Company Event,” which is defined in the indenture to mean receipt by us of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that we are, or within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

If all or any portion of the notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the maturity date of the notes, we will immediately notify the trustee and the holders, and thereafter we will request, subject to the terms of the notes, that the trustee execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the notes to qualify as Tier 2 Capital; provided, however, that the foregoing shall not limit our right to redeem the notes pursuant to the terms of the notes and the indenture, including upon the occurrence of a Tier 2 Capital Event.

Any redemption of the notes will be subject to prior approval of the Federal Reserve (or its designee) or any successor agency, or any bank regulatory agency, to the extent such approval is then required by law, regulation or policy. Any redemption of the notes will be at a redemption price equal to 100% the principal amount of the notes, or portion thereof, to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

If less than all of the notes are to be redeemed, the trustee will select the notes or portions thereof not previously called for redemption to be redeemed on a pro rata basis.

If the notes are represented by global notes held by DTC and such redemption is processed through DTC, such redemption will be made on a “Pro Rata Pass Through Distribution of Principal” basis in accordance with the procedures of DTC.

Notices of redemption will be mailed by registered or certified mail (return receipt requested), email or overnight air courier guaranteeing next day delivery, not less than 30 nor more than 60 days prior to the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note, if any, will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

The notes are not subject to redemption at the option of the holders thereof.

Repurchases

We may purchase notes at any time on the open market or otherwise. If we purchase notes in this manner, we have the discretion to hold, resell or surrender the notes to the trustee under the indenture for cancellation.

No Sinking Fund; Non-Convertible

The notes are not entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the notes. The notes are not convertible into, or exchangeable for any of our or our subsidiaries’ equity securities, other securities or assets.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The notes will be issued only in registered form, without interest coupons, and in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise required for institutional accredited investors, the notes will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. If New Notes are issued to institutional accredited investors in certificated form, the notes will be transferable only on the records of the trustee and may not be exchanged for a beneficial interest in the global note unless the exchange occurs in connection with a transfer where the transferor and transferee provide evidence satisfactory to the trustee and DTC that the transferee is eligible to hold a beneficial interest in the global note.

The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•

DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a “clearing agency” registered under the Exchange Act, and in either case we fail to appoint a successor depositary within 90 days;

•	we determine that the notes are no longer to be represented by global notes and so notifies the trustee in writing; or

•	an event of default with respect to the notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $100,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.

DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

•	you cannot get notes registered in your name if they are represented by the global note;

•	you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

•	you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and

•	all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (referred to as “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

Cash payments of interest on and principal of the global note will be made to Cede, the nominee for DTC, as the registered owner of the global note. These payments will be made by wire transfer of immediately available funds on each payment date.

You may exchange or transfer the notes at the corporate trust office of the trustee for the notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We also understand that neither DTC nor Cede will consent or vote with respect to the notes. We have been advised that under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

DTC has advised that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the notes represented by the global note as to which such participant has, or participants have, given such direction.

DTC has also advised as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Indenture Covenants

The indenture contains no covenants limiting or restrictions on the incurrence of indebtedness or other obligations by us or by a subsidiary of ours, including the Guarantor.. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations or meet or exceed any financial ratios, as a general matter, to not incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us or our subsidiaries from or limiting our or our subsidiaries’ right to incur additional indebtedness or obligations, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, repurchase our stock or other securities, including any of the notes, or pay dividends or make other distributions to our shareholders (except, subject to certain limited exceptions, in the case of dividends or other distributions, redemptions, purchases, acquisitions or liquidation payments with respect to our capital stock and repayments, repurchases or redemptions of any debt securities that rank equal with or junior to the notes, in each case, upon our failure to make any required payment of principal or interest on the notes, when the same becomes due and payable). In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a material decline in our credit quality.

Events of Default; Right of Acceleration; Failure to Pay Principal or Interest

The following are events of default under the indenture:

•

the entry of a court decree or order for relief in respect of us by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days;

•

the commencement by us of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by us to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

•	our failure to make payment of any installment of interest on the notes as and when due and payable, which continues for a period of 30 days;

•	our failure to make payment of all or any part of the principal of the notes as and when due and payable under the indenture;

•

our failure, or the Guarantor’s failure, to perform any other of our or its obligations under the notes or the indenture, which continues for a period of 60 days after written notice is given as provided for in the indenture; and

•

the default by us or the Guarantor, under any of our or the Guarantor’s other indebtedness having an aggregate principal amount of at least $15,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes failure in payment of principal of such indebtedness when due after the expiration of any applicable grace period without such indebtedness having been discharged or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due or payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

If an event of default with respect to the notes occurs due to a bankruptcy event described in the first two bullets above, the principal of the notes and all accrued and unpaid interest, if any, thereon will be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes. If an event of default with respect to the notes occurs due to any reason other than a bankruptcy event described in the first two bullets above, neither the trustee nor any holder may accelerate the maturity of the notes and make the principal of, and any accrued and unpaid interest on, the notes immediately due and payable. An event of default under the indenture or the notes shall constitute an event of default under the guarantee and shall entitle the holders to accelerate the obligations of the Guarantor in the same manner and to the same extent as the obligations of the Company.

Under the indenture, if we fail to make any payment of interest on any note when such interest becomes due and payable and such default continues for a period of 30 days, or if we fail to make any payment of the principal of any note when such principal becomes due and payable, the trustee may, subject to certain limitations and conditions, demand, for the benefit of the holders of the notes, that the Company pay to the trustee, for the benefit of the holders of the notes, the whole amount then due and payable with respect to the notes, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to the notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by the notes.

Any rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination.” Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture.

Amendment, Supplement and Waiver

Without the consent of any holder of notes, we, the Guarantor, and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indenture for any of the following purposes:

•	to evidence a successor to our organization or the Guarantor, and the assumption by any such successor of our covenants contained in the indenture and the notes;

•	to add to our covenants or the Guarantor’s covenants for the benefit of the holders, or to surrender any right or power conferred upon us or the Guarantor with respect to the notes;

•	to permit or facilitate the issuance of notes in uncertificated or global form, as long as any such action will not adversely affect the interests of the holders;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee and to add to or change any provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity or to correct or supplement any provision in the indenture that may be defective or that may be inconsistent with any other provision thereof;

•	to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders of the notes;

•	to include additional events of default;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate legal or covenant defeasance, or satisfaction and discharge of the notes, as long as any such action will not adversely affect the interests of any holder;

•	to provide for the issuance of the New Notes in connection with the exchange offer;

•	to conform any provision of the indenture to the requirements of the Trust Indenture Act;

•	to make any change that does not adversely affect the legal rights under the indenture of any holder. ;

•	to effect a consolidation or merger of the Guarantor with or into, conveyance, transfer, or lease of substantially all of Bank’s assets, liabilities, and properties, to the Company; or

•	to add guarantees with respect to outstanding notes.

With the consent of the holders of not less than a majority in principal amount of the outstanding notes, the Guarantor, and the trustee may enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or the notes or of modifying in any manner the rights of the holders of the notes under the indenture, except that no such supplemental indenture, without the consent of the holder of each outstanding note affected thereby, will:

•	reduce the rate of, or change the time for payment of, interest on any note;

•

reduce the principal of or change the stated maturity of any note, change the date on which any note may be subject to redemption, or reduce the price at which any note subject to redemption may be redeemed;

•	make any note payable in money other than U.S. dollars;

•

make any change in provisions of the indenture protecting the right of a holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce payment;

•	reduce the threshold of holders the consent of whom is required for any such supplemental indenture or required to waive certain defaults and covenants under the indenture;

•

modify the guarantee in any manner materially adverse to the holders, except for limited modifications permitted under the guarantee provisions of the indenture or in connection with a consolidation or merger of the Bank with or into, conveyance, transfer, or lease of substantially all of Bank’s assets, liabilities, and properties, to the Company; or

•

modify any of the provisions of the section of the indenture governing supplemental indentures with the consent of holders, or those provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all notes waive any past default under the indenture and its consequences, except a default in any payment in respect of the principal of or interest on any note, or in respect of a covenant or provision of the indenture under which the indenture cannot be modified or amended without the consent of the holder of each outstanding note.

Satisfaction and Discharge of the Indenture; Defeasance

We may terminate our obligations under the indenture when:

•

either: (a) all notes that have been authenticated and delivered have been delivered to the trustee for cancellation, or (b) all notes that have not been delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and in the case of the foregoing clause (b)(i), (b)(ii) or (b)(iii), we have deposited or caused to be deposited with the trustee immediately available funds in an amount sufficient to pay and discharge the entire indebtedness on the outstanding notes;

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the notes; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been satisfied.

We may elect, at our option and at any time, to have our obligations discharged with respect to the outstanding notes, which we refer to as legal defeasance. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

•

the rights of the holders of such notes to receive, solely from the trust fund established in accordance with the indenture and described below, payments in respect of the principal of and interest, if any, on such notes when payments are due;

•

our obligations and the obligations of the trustee with respect to such notes under the indenture concerning registration of notes, mutilated, destroyed, lost or stolen notes, the maintenance of an office or agency for payment and money for payments on the notes to be held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

•	the defeasance provisions and the application of trust money provisions of the indenture.

In addition, we may elect, at our option, to have our obligations released with respect to certain covenants contained in the indenture, which is also called covenant defeasance. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) will no longer constitute an event of default with respect to the notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of such notes, (i) U.S. dollars, (ii) U.S. government obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment on the notes, money, or (iii) a combination thereof, in each case in an amount sufficient to pay and discharge, and which will be applied by the trustee to pay and discharge, the entire indebtedness in respect of the principal of and interest on the notes on the stated maturity thereof or, with respect to notes called for redemption, on the redemption date thereof;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or material instrument to which we or our subsidiaries are a party or by which we or our subsidiaries are bound;

•

no event of default, or event which with notice or lapse of time or both would become an event of default with respect to the outstanding notes, will have occurred and be continuing on the date of such deposit referred to in the first bullet point above (and in the case of legal defeasance will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit);

•

in the case of legal defeasance, we will have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion will confirm that, the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance to be effected with respect to such notes and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such legal defeasance had not occurred;

•

in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance to be effected with respect to the notes and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such covenant defeasance had not occurred; and

•

we will have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been satisfied.

In connection with a discharge or defeasance, in the event the trustee is unable to apply the moneys deposited as contemplated under the satisfaction and discharge provisions of the indenture for any reason, our obligations under the indenture and the notes will be revived as if the deposit had never occurred.

Calculation Agent

We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any holder of the notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent.

Determinations and Decisions

The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the notes and the trustee absent manifest error;

•	if made by us as calculation agent, will be made in our sole discretion;

•

if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the indenture, shall become effective without consent from the holders of the notes, the trustee or any other party.

The Trustee

UMB Bank, National Association is acting as the trustee under the indenture and the initial paying agent and registrar for the notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

Except during the continuance of an event of default under the indenture, the trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an event of default that has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances.

The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of our organization, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, subject to certain exceptions. The indenture provides that in case an event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances. Subject to such provisions, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders under the indenture, unless such holders will have provided to the trustee security or indemnity satisfactory to the trustee against the losses, liabilities and expenses which might be incurred by it in compliance with such request or direction.

No Personal Liability of Shareholders, Employees, Officers or Directors

No past, present or future shareholder, director, officer or employee, as such, of the Company or any of our predecessors or successors, will have any personal liability for any of our obligations under the notes or the indenture by reason of his, her or its status as such shareholder, director, officer or employee. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The notes, the guarantee and the indenture will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the exchange of the outstanding Old Notes for the New Notes pursuant to the exchange offer. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax considerations of the exchange of the Old Notes for the New Notes.

This discussion is limited to U.S. federal income tax considerations applicable to holders that purchased their Old Notes from us in the initial offering at the initial offering price for cash and who held such Old Notes, and will now hold the New Notes, as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not purport to address all U.S. federal income tax considerations that may be relevant to a holder in light of the holder’s particular circumstances or status, nor does it discuss the U.S. federal income tax considerations to certain types of holders subject to special treatment under the U.S. federal income tax laws, including without limitation, banks and other financial institutions, insurance companies, regulated investment companies, tax-exempt entities, qualified retirement plans, governmental entities, dealers in securities or foreign currency, real estate investment trusts, thrifts, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. holders that hold the Old Notes or the New Notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate the recognition of any item of income as a result of such income being included on an applicable financial statement, U.S. expatriates and former long-term residents of the United States or persons that hold the Old Notes or the New Notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. Moreover, this discussion does not address the effect of any alternative minimum tax, the Medicare tax on investment income, state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as U.S. federal estate or gift taxes).

If you are a partnership or a partner in a partnership considering the exchange of the Old Notes for the New Notes, you should consult your own tax advisor about the tax consequences of exchanging the Old Notes for the New Notes.

The exchange of the Old Notes for the New Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. A holder will not recognize gain or loss upon receipt of a New Note in exchange for an Old Note. The holding period of a New Note will include the holding period of the Old Note exchanged for such New Note, and the initial tax basis of a New Note will be the same as the adjusted tax basis in the exchanged the Old Note immediately before the exchange.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax considerations of exchanging the Old Notes for the New Notes pursuant to the exchange offer, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for the one-year period following the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 180 days from the date of the original issuance of the New Notes, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by brokers-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year following the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and disbursements of one counsel for the initial purchasers of the Old Notes). We also have agreed to indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the validity of the New Notes and the guarantees will be passed upon for us by Squire Patton Boggs (US) LLP, New York, New York.

EXPERTS

The consolidated financial statements of Amerant Bancorp Inc. as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 incorporated in this Prospectus by reference from the Amerant Bancorp Inc. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Amerant Bancorp Inc. for the year ended December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we filed with the SEC registering the offering and issuance of the New Notes. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the New Notes that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the entire registration statement for further information about us and the New Notes.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.

We make available, free of charge, on our website at www.amerantbank.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. This prospectus incorporates by reference the documents listed below that we have previously filed with the

SEC, except to the extent that any information in such filings, including subsequent filings, is deemed “furnished” but not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 4, 2022;

•	our Quarterly Report on Form 10-Q, filed on April 29, 2022;

•	our Current Reports on Form 8-K, filed on January 19, 2022, January 31, 2022, February 1, 2022, March 9, 2022, March 14, 2022, March 23, 2022, and April 14, 2022; and

•	our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2022;

•

the description of our common shares, which is contained in Exhibit 4.21 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 4, 2022, and as amended by any subsequent amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference in this prospectus all other documents (other than information furnished on Current Reports on Form 8-K under Item 2.02 or 7.01 and exhibits filed with such reports that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (2) on or after the date of this prospectus and prior to the termination or completion of the offering of New Notes under this prospectus.

We will provide to each person to whom this prospectus is delivered, upon written or oral request, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus or any accompanying prospectus supplement. Requests should be directed to:

Amerant Bancorp, Inc.

Attention: Ivan Trujillo

220 Alhambra Circle

Coral Gables, Florida 33134

Telephone number: (305) 460-8728

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide information other than that provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

$30,000,000

AMERANT BANCORP, INC.

Offer to exchange

Up to $30,000,000 aggregate principal amount of

4.25% Fixed-to-Floating Rate Subordinated Notes due 2032

that have been registered under the Securities Act of 1933

for any and all outstanding unregistered

4.25% Fixed-to-Floating Rate Subordinated Notes due 2031

PROSPECTUS

The Exchange Agent for the Exchange Offer is:

UMB Bank, N.A.

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended): UMB Bank, N.A. 5555 San Felipe St., Suite 870 Houston, TX 77056 Attn: Corporate Trust Officer/Shazia Flores	By Facsimile Transmission (for eligible institutions only): (214) 389-5949 Attn: Corporate Trust Officer/Shazia Flores

For any questions regarding this letter of transmittal or for any additional information, you may contact the Exchange Agent by calling (713) 300-0586 or emailing shazia.flores@umb.com.

, 2022

Requests for additional copies of this prospectus may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

Through and including                             , 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Florida Business Corporation Act

The Florida Business Corporation Act permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of a corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (1) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (2) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the statute permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and certain amounts paid in settlement in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, the statute provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under the statute, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

The amended and restated articles of incorporation of Amerant Bancorp Inc. provide that its officers and directors will be indemnified by it to the fullest extent authorized by Florida law and any other applicable law, as it now exists or may in the future be amended.

The articles of incorporation of Amerant Florida Bancorp Inc. provide that any of its officers or directors, or former officers of directors, will be indemnified by Amerant Florida Bancorp Inc. to the full extent permitted by law.

The amended and restated bylaws of Amerant Bancorp Inc. contain indemnification provisions similar to the Florida Business Corporation Act, and further provide that Amerant Bancorp Inc. may purchase and maintain insurance on behalf of its directors, officers, employees and agents in their capacities as such, or serving at the request of us, against any liabilities asserted against such persons and incurred by such persons in any capacity, or arising of such persons status as such, whether or not we would have the power to indemnify such persons against such liability under its amended and restated bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the directors and officers of Amerant Bancorp Inc. and Amerant Florida Bancorp Inc., or for persons controlling such entities, pursuant to the applicable articles of incorporation, bylaws or the Florida Business Corporation Act, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by the Florida Business Corporation Act to indemnify our directors, certain other provisions of the Florida Business Corporation Act have the effect of further limiting the personal liability of the directors of Amerant Bancorp Inc. and Amerant Florida Bancorp Inc. For example, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Item 21.	Exhibits and Financial Statement Schedules.

Number	Description

3.1	Second Amended and Restated Articles of Incorporation of Amerant Bancorp Inc., dated as of November 18, 2021 (incorporated by reference to Exhibit 3.2 to Form 8-K filed on November 19, 2021).

3.2	Amended and Restated Bylaws of Amerant Bancorp Inc., dated as of November 18, 2021 (incorporated by reference to Exhibit 3.3 to Form 8-K filed on November 19, 2021).

3.3*	Articles of Amendment to the Amended and Restated Articles of Incorporation of Amerant Florida Bancorp Inc., dated as of June 5, 2019.

3.4*	Amended and Restated Articles of Incorporation of Mercantil Florida Bancorp Inc., dated as of December 6, 2016.

3.5*	Amended and Restated Bylaws of Amerant Florida Bancorp Inc., dated as of June 4, 2019.

4.1	Indenture, dated as of March 9, 2022, among Amerant Bancorp Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by the Company on March 9, 2022).

4.2	Form of Subordinated Note (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed by the Company on March 9, 2022 ).

5.1*	Opinion of Squire Patton Boggs (US) LLP.

10.1	Form of Subordinated Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company on March 9, 2022).

10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by the Company on March 9, 2022).

22.1*	List of Subsidiary Guarantors.

23.1*	Consent of RSM US LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Squire Patton Boggs (US) LLP (including in Exhibit 5.1).

Number	Description

24.1*	Powers of Attorney of directors and officers of Amerant Bancorp Inc. and Amerant Florida Bancorp Inc., as guarantor (included on signature pages to this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as Amended, of UMB Bank, National Association, as trustee under the Indenture.

99.1*	Form of Letter of Transmittal.

107*	Filing Fee Table.

*	Filed herewith.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

AMERANT BANCORP INC.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on the Fourth day of May, 2022.

AMERANT BANCORP INC.

By:	/s/ Gerald P. Plush
Name:	Gerald P. Plush
Title: Vice-Chairman, President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Gerald P. Plush, Carlos Iafigliola and Iván E. Trujillo and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-4, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gerald P. Plush	Vice-Chairman, President and Chief Executive Officer	May 3, 2022
Gerald P. Plush	(principal executive officer)

/s/ Carlos Iafigliola	Executive Vice-President and Chief Financial Officer	May 3, 2022
Carlos Iafigliola	(principal financial officer)

/s/ Armando D. Fleitas	Senior Vice-President and Controller	May 3, 2022
Armando D. Fleitas	(principal accounting officer)

/s/ Frederick C. Copeland, Jr.	Chairman	May 3, 2022
Frederick C. Copeland, Jr.

/s/ Orlando Ashford	Director	May 4, 2022
Orlando Ashford

/s/ Miguel A. Capriles L.	Director	May 4, 2022
Miguel A. Capriles L.

/s/ Pamella J. Dana	Director	May 3, 2022
Pamella J. Dana

Signature	Title	Date

/s/ Samantha Holroyd	Director	May 3, 2022
Samantha Holroyd

/s/ Gustavo Marturet M.	Director	May 3, 2022
Gustavo Marturet M.

/s/ John A. Quelch	Director	May 4, 2022
John A. Quelch

/s/ John W. Quill	Director	May 3, 2022
John W. Quill

/s/ Oscar Suarez	Director	May 3, 2022
Oscar Suarez

/s/ Guillermo Villar	Director	May 3, 2022
Guillermo Villar

/s/ Gustavo J. Vollmer A.	Director	May 4, 2022
Gustavo J. Vollmer A.

/s/ Millar Wilson	Director	May 3, 2022
Millar Wilson

AMERANT FLORIDA BANCORP INC., as Guarantor

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on the Fourth day of May, 2022.

AMERANT FLORIDA BANCORP INC., as Guarantor

By:	/s/ Gerald P. Plush
Name:	Gerald P. Plush
Title:

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Gerald P. Plush, Carlos Iafigliola and Iván E. Trujillo and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-4, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gerald P. Plush	Vice-Chairman, President and Chief Executive Officer	May 3, 2022
Gerald P. Plush	(principal executive officer)

/s/ Carlos Iafigliola	Executive Vice-President and Chief Financial Officer	May 3, 2022
Carlos Iafigliola	(principal financial officer)

/s/ Armando D. Fleitas	Senior Vice-President and Controller	May 3, 2022
Armando D. Fleitas	(principal accounting officer)

/s/ Frederick C. Copeland, Jr.	Chairman	May 3, 2022
Frederick C. Copeland, Jr.

/s/ Orlando Ashford	Director	May 4, 2022
Orlando Ashford

/s/ Miguel A. Capriles L.	Director	May 4, 2022
Miguel A. Capriles L.

/s/ Pamella J. Dana	Director	May 3, 2022
Pamella J. Dana

Signature	Title	Date

/s/ Samantha Holroyd	Director	May 3, 2022
Samantha Holroyd

/s/ Gustavo Marturet M.	Director	May 3, 2022
Gustavo Marturet M.

/s/ John A. Quelch	Director	May 4, 2022
John A. Quelch

/s/ John W. Quill	Director	May 3, 2022
John W. Quill

/s/ Oscar Suarez	Director	May 3, 2022
Oscar Suarez

/s/ Guillermo Villar	Director	May 3, 2022
Guillermo Villar

/s/ Gustavo J. Vollmer A.	Director	May 4, 2022
Gustavo J. Vollmer A.

/s/ Millar Wilson	Director	May 3, 2022
Millar Wilson